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                                                                   EXHIBIT 23(b)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Comerica Incorporated, pertaining to the Amended and Restated Comerica Incorporated 1997 Long-Term Incentive Plan, of our report dated January 26, 2001, on the consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows of Imperial Bancorp and subsidiaries for the year ended December 31, 2000, included in Comerica Incorporated's Annual Report on Form 10-K for the year ended December 31, 2002.


/s/ KPMG LLP

March 26, 2003
Los Angeles, California